Exhibit 5.1

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July 26, 2018

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, Nevada 89445

Re:	Paramount Gold Nevada Corp. (the “Company”) Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Nevada, in connection with the filing of the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed resale by the Company of up to 2,400,000 shares of the Company’s of common stock, $0.01 par value, that are issued and outstanding (the “Shares”) and up to 1,200,000 shares of the Company’s common stock, par value $0.01 per share, (the “Warrant Shares”) that are issuable upon exercise of outstanding warrants (the “Warrants”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Nevada on April 10, 2015;

2. the Amended and Restated Bylaws of the Company in the form filed with the Securities and Exchange Commission on May 22, 2015; and

3. Resolutions of the Board of Directors of the Company adopted at a duly called meeting on June 21, 2018.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

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Paramount Gold Nevada Corp. July 26, 2018 Page 2

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that (i) the Shares have been duly authorized, validly issued, and are fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants and payment of the exercise price in accordance with their terms, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to Chapter 78 of the Nevada Revised Statutes of the State of Nevada, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus that is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Duane Morris LLP
Duane Morris LLP